Exhibit 99.2

FOR IMMEDIATE RELEASE

Viracon Contact: Kevin Anez

Phone: 507.444.3490

E-Mail: kanez@viracon.com

Larson O’Brien Contact: Nick Murosky

Phone: 412.831.1959 x123

E-Mail: nick@larsonobrien.com

Date: February 12, 2013

Viracon’s St. George, Utah Facility to Close in April 2013 for Approximately 2 Years

Temporary Closure Will Improve Efficiencies and Make Viracon More Competitive

OWATONNA, MN – Viracon, Inc., the nation’s leading single-source architectural glass fabricator, announced plans to temporarily cease operations at the smallest of its three U.S. manufacturing locations. Viracon announced today that it will close its St. George, Utah plant for approximately two years beginning in mid-April 2013. The temporary closure will better align overall capacity with the demand expected over the next two years, which can be served from Viracon’s two other U.S. locations. The company also plans to upgrade the coating capabilities at the St. George plant to expand the plant’s product offerings before reopening. The plant closing will impact 222 employees.

“This was a very difficult but necessary decision that we had hoped to avoid,” said Viracon President Kelly Schuller. “Our St. George workforce has done a great job, but the prolonged construction downturn required us to act to improve our operating efficiencies and maintain our competitive position.”

Relocation opportunities are being discussed with employees on a case-by-case basis. The 210,000 square foot St. George manufacturing facility will be retained and improved by Viracon during the closure. In particular, the company plans to upgrade the coating capabilities at the St. George plant before reopening, as the market recovers, which is expected to be in approximately two years.

Production schedules, deliveries and lead times will be unaffected by the temporary closure. Production will be absorbed in one of the company’s other two U.S. manufacturing facilities located in Owatonna, Minnesota and Statesboro, Georgia.

About Viracon, Inc.

Viracon is based in Owatonna, Minnesota, and has facilities in Statesboro, Georgia, St. George, Utah and Nazaré Paulista, Brazil. Viracon produces high-performance glass products, including tempered, laminated, insulating, silk-screened and high-performance coatings, for North American and international markets. The company is a subsidiary of Apogee Enterprises, Inc. (NASDAQ: APOG). Apogee, headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services.

Forward-Looking Statements

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. Apogee undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of Apogee, including the following: operational risks within (A) the architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen project delays and cancellations; ii) economic conditions, material cost increases and the cyclical nature of the North American and Latin American commercial construction industries; iii) product performance, reliability, execution or quality problems that could delay payments, increase costs, impact orders or lead to litigation; and iv) the segment’s ability to fully and efficiently utilize production capacity; and (B) the large-scale optical segment: i) markets that are impacted by consumer confidence and trends; ii) dependence on a relatively small number of customers; iii) changing market conditions, including unfavorable shift in product mix and new competition; and iv) ability to fully and efficiently utilize production capacity. Additional factors include: i) revenue and operating results that are volatile; ii) financial market disruption which could impact company, customer and supplier credit availability; iii) self-insurance risk related to a material product liability event and to health insurance programs; iv) cost of compliance with governmental regulations relating to hazardous substances; and v) foreign currency risk related to certain continuing operations. Apogee cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting Apogee’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of Apogee’s Annual Report on Form 10-K for the fiscal year ended March 3, 2012.